UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2013

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 15, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective February 3, 2013, in connection with the change in the duties of Mr. Xiaochuan Wang, who had been the registrant’s Chief Technology Officer, described in Item 5.02 below, the employment agreement dated as of November 21, 2012 between Mr. Wang and the registrant, pursuant to which Mr. Wang had been employed and compensated by Sohu.com Inc., was terminated.

Item 2.02	Results of Operations and Financial Condition.

On February 4, 2013, the registrant announced its unaudited financial results for the fourth quarter ended December 31, 2012. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 3, 2013, Mr. Xiaochuan Wang resigned from his position as the Chief Technology Officer of Sohu.com Inc. Mr. Wang will instead devote his full working time to his existing position as the Chief Executive Officer of the registrant’s majority-owned subsidiary Sogou Inc., and will no longer act in his former capacity of being both Sohu.com Inc.’s Chief Technology Officer and Sogou Inc.’s Chief Executive Officer. Reflecting the change in Mr. Wang’s title and responsibilities, Mr. Wang will no longer be an executive officer of Sohu.com Inc.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated February 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 5, 2013	SOHU.COM INC.

	By:	/S/ CAROL YU
Carol Yu
Co-President and Chief Financial Officer

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